MANAGEMENT  INFORMATION  CIRCULAR  DATED  AUGUST  20,  2000



                            DIGITAL ROOSTER.COM INC.
                                 366 Bay Street
                                   11th Floor
                                Toronto, Ontario
                                     M5H 4B2

                         MANAGEMENT INFORMATION CIRCULAR

Solicitation  of  Proxies
-------------------------

     THIS MANAGEMENT INFORMATION CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY OR ON BEHALF OF THE MANAGEMENT OF DIGITAL ROOSTER.COM INC. (THE "CORPORATION") FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 29, 2000 AND AT ANY AND ALL ADJOURNMENTS THEREOF (THE "MEETING"). It is expected that the solicitation will be primarily by mail, possibly supplemented by telephone. The Corporation may also pay brokers, investment dealers or nominees holding common shares in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

No person is authorized to give any information or to make any representations other than those contained in this circular and, if given or made, such information must not be relied upon as having been authorized.

APPOINTMENT  OF  PROXY
----------------------

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER OF THE CORPORATION) TO ATTEND, ACT AND VOTE FOR HIM AND ON HIS BEHALF AT THE MEETING OR ANY ADJOURNMENT(S) THEREOF, OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, BY INSERTING SUCH PERSON'S NAME IN THE SPACE PROVIDED IN THE FORM OF PROXY AND BY DELETING THE NAMES THEREIN.

All common shares (hereinafter referred to as "common shares" or "shares") represented by properly executed proxies received by the Secretary of the Corporation in a timely fashion will be voted or withheld from voting in accordance with the instructions of the Shareholders on any ballot that may be called for at the Meeting; if a choice is specified in respect of any matter to be acted upon, the shares will be voted accordingly. IN THE ABSENCE OF SUCH DIRECTION, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE APPROVAL OF AN ORDINARY RESOLUTION AUTHORIZING THE CORPORATION TO ISSUE BY WAY OF PRIVATE PLACEMENT UP TO 30,580,866 COMMON SHARES FOR SUCH CONSIDERATION AS THE DIRECTORS MAY IN THEIR DISCRETION FROM TIME TO TIME APPROVE; AND FOR THE APPOINTMENT OF AUDITORS AND THE AUTHORIZATION OF THE DIRECTORS OF THE
CORPORATION TO FIX THE AUDITORS' REMUNERATION, ALL AS MORE PARTICULARLY DESCRIBED UNDER THOSE HEADINGS IN THIS MANAGEMENT INFORMATION CIRCULAR.

THE ENCLOSED FORM OF PROXY, WHEN PROPERLY EXECUTED, CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO ALL AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE OF MEETING OR OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

The enclosed form of proxy must be dated and executed by the Shareholder or his attorney authorized in writing, or if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney thereof. If the form of proxy is executed by an attorney, the authority of the attorney to act must accompany the form of proxy. The form of proxy must be received by the Corporation's Transfer Agent, Heritage Trust Company, 4 King Street West, Suite 1320, Toronto, Ontario, M5H 1B6 on or before the close of business on the last day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used, or delivered to the Chairman of the meeting on the day of the meeting or any adjournment thereof prior to the commencement of the Meeting.

REVOCATION  OF  PROXIES
-----------------------

     Pursuant to Section 110(4) of the Business Corporations Act (Ontario), any Shareholder giving a proxy may revoke a proxy by instrument in writing executed by the Shareholder or by his attorney authorized in writing, or if the Shareholder is a corporation, under the corporate seal or by a duly authorized officer or attorney thereof and deposited at the Corporation's registrar and transfer agent, Heritage Trust Company, 4 King Street West, Suite 1320, Toronto, Ontario, M5H 1B6, on or before the close of business on the last day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used, or delivered to the Chairman of the meeting on the day of the meeting or any adjournment thereof prior to the commencement of the Meeting, to be held on September 29, 2000 or any adjournment thereof or in any other manner permitted by law.

All matters to be submitted to the Shareholders at the Meeting, unless otherwise stated herein, require for approval a favourable majority of the votes cast at the Meeting.

                          ACQUISITION OF WEB DREAM INC.
                          -----------------------------

     At the Annual and Special meeting of shareholders held on December 14, 1999, the shareholders of the Corporation, among other things, approved the acquisition of all the issued and outstanding common shares of Web Dream Inc. ("Web Dream").

     WEB DREAM IS AN INTERNET E-COMMERCE ADULT ENTERTAINMENT DESTINATION THAT PROVIDES ONLINE UPSCALE ADULT CONTENT INCLUDING NUDE AND SEMI-NUDE MODELS AS WELL AS OPERATING ITS OWN DESTINATION WEB SITES. WEB DREAM'S GOALS ARE TO BRAND ITS WEB SITES AS THE PREMIERE ONLINE ADULT ENTERTAINMENT DESTINATIONS AND BUILD A SIGNIFICANT WORLDWIDE COMMUNITY OF LOYAL CLIENTS WHO ENJOY WEB DREAM'S UNIQUE ADULT ENTERTAINMENT.

     Web Dream's original content includes photographs, streaming video, audio on demand and video conferencing.
Web  Dream  believes  it  is among the 10 largest membership sites in the world.
Web Dream foresees this market ultimately ending up with little more than a handful of significant players.

     Web Dream's content is one facet of Web Dream's activities. While the more profitable segment of Web Dream's business is from the membership sites it provides, the content segment provides a steady and growing income stream. The following is the current content provided by Web Dream:

- Hot Girls Live - Two live strip rooms including chat where the end user can interact with the girls and ask them to perform certain tasks. This service is sold to other webmasters for use on their members' section with the ability for them to personalize it and give it their logo. The first room runs from 10.00 AM to 2.00 AM and the second room runs from 6.00 PM to 6.00 AM. This means that currently the show is live 20 hours a day with 8 hours a day with both rooms live. Many content providers charge members extra for the content. Web Dream was the first of its kind to include it.
- Laura's Condo - A live voyeur feed, which operates 24/6 and follows a woman in her condo, cleaning, working out showering and "playing". The show features "Nude Mondays" where she cleans, cooks and does other chores while naked. The show has a loyal following and continues to appeal to many due to the nature of the feed. The fact that a user can "spy" on someone 24 hrs a day and that you even get to see someone do everyday tasks makes this person really seem like the girl next door. Web Dream has a significant number of people tuning in to watch her sleep.
- Teen Dreams - 2 Young girls live in a house and are filmed 24/7 including taking baths together, playing and having slumber parties with other girl friends.
- XXX Theater - 1,800 XXX movie clips. These are divided in various categories as well as different transfer rates. Through its collaboration with Adults Only Video ("AOV"), the largest chain of adult video stores in North America, Web Dream has access to a library of hundreds of movies with broadcast rights. Web Dream adds new content regularly. The movies are presented in Vivo format which requires a plug-in download of about 700 Kb.
- Full Length Movies - It is all in the name. Instead of clips people get the whole movie, from beginning to end. Both the XXX Theaters and the Full Length Movies are provided by AOV with which Web Dream has a contract to supply the movies in exchange for 1/3 of the revenue generated from this minus the expenses. This deal also includes Hot Girls Live. These movies are streamed in a newer format called Emblaze which does not require a plugin.
- Thumbnail Indexed Pictures - This gallery has over 12,000 pictures in different categories. Web Dream provides these pictures from CV productions. They shoot all their own pictures and Web Dream purchases them on a fixed amount per picture per month with the right to resell this online as a service. This means webmasters pay Web Dream a certain amount per month for which Web Dream gives their customers access to its picture database.
- Japanese hardcore - 200 Full length Japanese hardcore movies which number is growing rapidly.

     In all these scenarios Web Dream provides the complete setup, servers (computers), bandwidth (internet access), customer support, updates and related services. Wholesale customers merely have to provide a link to Web Dream's content from a members protected area. Management believes that Web Dream membership sites will be the source of growth in the future.

     Unlike most companies which either provide content to web sites or have a web site where they buy content, Web Dream not only specializes in both fields but also management believes it has become a trusted name within the industry.

INTEREST  OF  CERTAIN  PERSONS  IN  MATTERS  TO  BE  ACTED  UPON
----------------------------------------------------------------

     Except as set out herein and except as insofar as they may be shareholders of the Corporation, no director or officer of the Corporation, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership or otherwise, in matters to be acted upon at the Meeting.

              VOTING OF COMMON SHARES AND PRINCIPAL HOLDERS THEREOF
              -----------------------------------------------------

     The holders of the common shares of the Corporation will be entitled to vote at the Meeting on all matters. Pursuant to Section 100(2) of the Business Corporations Act (Ontario) and in accordance with National Policy Statement No. 41 adopted by the Ontario Securities Commission, each holder of a common share of the Corporation at the close of business on August 25, 2000 (the "Record
Date") is entitled to one (1) vote for each such share held, except to the extent that such shares may have been transferred after the Record Date and the transferee produces properly endorsed share certificates or otherwise establishes that he owns the shares and requests, not later than ten (10) days before the Meeting, that his name be included in the list of Shareholders. As at August 25, 2000, 30,580,866 common shares of the Corporation were issued and outstanding.

To the best knowledge of the Directors or Senior Officers of the Corpor-ation, at the date hereof, the following persons beneficially own, directly or indirectly, or exercise control or direction over securities of the Corporation carrying more than ten (10) percent of the voting rights attached to any class of voting securities of the Corporation.

                          Approximate number of Voting
                      Shares, Beneficially Owned, Directly       Percentage of
Name of Shareholder  or Indirectly, or over which Control or  Outstanding Voting
                             Direction is Exercised           Shares Represented
-------------------  ---------------------------------------  -------------------
John A. van Arem                                   9,600,000               31.39%
Anthony Korculanic                                 8,000,000               26.16%


                              ELECTION OF DIRECTORS
                              ---------------------

The Board of Directors of the Corporation consists of four directors, John A. van Arem, Hubert Mockler, Brian Usher-Jones and Sean Husvar. There is currently one vacancy on the board of directors. The persons named in the enclosed form of proxy intend to vote for the election of those nominees whose names are set forth below. The nominees unless otherwise noted are now members of the Board of Directors and have been since the dates indicated. Management does not contemplate that any nominee will be unable to serve as a director, but, if such an event should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion, unless authority to vote the proxy for the election of directors has been withheld. Each Director elected will hold office until the next Annual Meeting of Shareholders or until his successor is duly elected, unless the office is earlier vacated in accordance with the by-laws of the Corporation.

     The Corporation does not have an Executive Committee of its Board of Directors. Pursuant to Section 158(1) of the Business Corporations Act (Ontario) the Corporation has an Audit Committee which is comprised of Messrs. John A. van Arem, Brian Usher-Jones and Sean Husvar.

The following table and notes thereto state the names of all persons proposed to be nominated for election as directors, all other major positions and offices with the Corporation presently held by them, their principal occupation or employment, the year in which they became directors of the Corporation, and the approximate number of voting shares of the Corporation beneficially owned, directly or indirectly, or over which control or direction is exercised by each of them as at August 25, 2000: (1)

                                                         Number of Voting
                     Present Principal                 Shares Beneficially
                       Occupation or                    Owned, Directly or
                    Employment with the                 Indirectly or over
Name, Address           Corporation       Year Became    Which Control or
                                           Director        Direction is
                                                           Exercised(1)
-----------------  ---------------------  -----------  --------------------
John A. van Arem   President, Chief              1999             9,600,000
Toronto, Ontario   Executive Officer and
                   Director
-----------------  ---------------------  -----------  --------------------
Hubert Mockler     Director                      1999               159,217
Toronto, Ontario
-----------------  ---------------------  -----------  --------------------
Brian Usher-Jones  Businessman                   1999               140,000
Toronto, Ontario
-----------------  ---------------------  -----------  --------------------
Sean Husvar        Chairman and CEO,             1999                   Nil
Buffalo, New York  EdgeNet Inc.
-----------------  ---------------------  -----------  --------------------

(1) The information as to shares beneficially owned, directly or indirectly, not being within the knowledge of the Corporation, has been furnished by the respective directors individually.

     Unless a proxy specifies that the shares it represents should be withheld from voting in the election of directors, the potential proxy holders named in the accompanying proxy intend to use it to vote for the election of the nominees as indicated.

                       STATEMENT OF EXECUTIVE COMPENSATION
                       -----------------------------------

Remuneration  of  Directors

     During the fiscal period ended March 31, 2000, no sum was paid to any of the directors of the Corporation in respect of directors' fees.

Change  of  Control

     The Corporation has no plan or arrangement pursuant to which compensation was paid or may be paid to Executive Officers of the Corporation during the most recently completed financial periods or the current financial year in view of compensating such officers in the event of the termination of employment or in the event of a change in responsibilities following a change in control.

Executive  Remuneration

     The number of Named Executive Officers of the Company is one. The aggregate cash compensation paid to Mr. John A. van Arem, President, for services rendered during the year ended March 31, 2000 (including salaries, fees, commissions and bonuses) was $90,000.

Executive  Compensation

     The following table sets forth the compensation paid to John A. van Arem, the President and Chief Executive Officer of the Corporation in respect of the fiscal years 2000, 1999 and 1998.

                               SUMMARY COMPENSATION TABLE
                                             Long Term
                    Annual Compensation     Compensation       Payou
                                               Awards            ts
                                       Securities' Restricted
                                            Under    Shares or   LTIP  All Other
              Year  Sala  Bonus    Other  Options   Restricted  Payou    Compens
                      ry    ($)   Annual  Granted  Share Units     ts      ation
                     ($)         Compens      (#)          ($)    ($)        ($)
                                   ation
-----------  ----  -----  -----  -------  -------  -----------  -----  ---------
John A.      2000  90,0    --       --    240,000          --      --         --
Van Arem     1999    00    --       --         --          --      --         --
President &  1998  20,0    --      --          --          --      --         --
CEO                  00
                   20,0
                     00

(1) "LTIP" or "long term incentive plan" means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans.

     1)     Stock  Option  Plan

     The Amended and Restated Stock Option Plan of the Corporation (the "Plan") was established to provide for the grant of stock options to directors, officers, and employees of, and consultants to, the Corporation and its subsidiaries, and any employee of any management company providing services to the Corporation.

     The Plan is administered by the board of directors and no more than 3,000,000 shares may be issued at any time under the Plan pursuant to options granted at any time under the Corporation's stock option plan.

     The table below sets forth share options granted under the Plan to the Named Executive Officer of the Corporation during the fiscal year ended March 31, 2000.

          a.   OPTION  GRANTS  DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

                                                         Market Value
                                                        Of Securities
                          Percentage Of                   Underlying
             Number Of       Options      Exercise Or     Options On
             Securities    Granted To      Base Price    The Date Of    Expiration
Name           Under      Employees In    ($/Security)      Grant          Date
              Options    Financial Year                  ($/Security)
              Granted
----------  ----------  ----------------  ------------  --------------  ----------
John A. van     240,000            15.1%          0.25  N/A             Feb/17/03
Arem

     The table below sets forth information related to options of the named executive officer of the Corporation.


AGGREGATE OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND
                        FINANCIAL YEAR-END OPTION VALUES

                                                                  VALUE OF
                    NO.                     UNEXERCISED        UNEXERCISED IN-
             SECURITIES    AGGREGATE     OPTIONS AT FY-END    THE-MONEY OPTIONS
     B. N    ACQUIRED ON     VALUE                     (#)      AT FY-END ($)
        a      EXERCISE    REALIZED ($)  EXERCISABLE/UNEXER   EXERCISABLE/UNEXER
        m                                     CISABLE              CISABLE
        e
-----------  -----------  -------------  -------------------  ------------------
John A. van      Nil          Nil           240,000/Nil            Nil/Nil
Arem

Directors'  and  Officers'  Liability  Insurance

     The Corporation does not maintain insurance for the benefit of its directors and officers against certain liabilities incurred by them in their capacity as directors or officers of the Corporation or its subsidiaries.

Compensation  Committee

     The Corporation does not have a compensation committee. The Board of Directors carries out the duties of such a committee. The Board of Directors meets on compensation matters as and when required with respect to executive compensation.

Pension  Plan

     THE CORPORATION DOES NOT MAINTAIN A PENSION PLAN FOR ITS EMPLOYEES, OFFICERS OR DIRECTORS.

INDEBTEDNESS  OF  DIRECTORS  AND  SENIOR  OFFICERS

     NO DIRECTOR OR SENIOR OFFICER OR EMPLOYEE OR ANY ASSOCIATE OR AFFILIATE OF ANY SUCH DIRECTOR OR SENIOR OFFICER IS INDEBTED TO THE CORPORATION. NO DIRECTOR OR SENIOR OFFICER OR EMPLOYEE OR ANY ASSOCIATE OR AFFILIATE OF ANY SUCH DIRECTOR OR SENIOR OFFICER HAS BEEN INDEBTED TO THE CORPORATION AT ANY TIME SINCE THE BEGINNING OF THE LAST COMPLETED FINANCIAL YEAR OF THE CORPORATION.

     ii)     ISSUE  OF  ADDITIONAL  COMMON  SHARES

     The principal source of capital presently available to the Corporation is equity financing. In order for the Corporation to raise funds to carry on its business, the Corporation might arrange private placement subscriptions for shares or for securities convertible into shares.

     Shareholders are being asked to approve an ordinary resolution allowing the Corporation's directors to cause the Corporation to enter into one or more private placement financing transactions during the ensuing 12 month period providing for the issuance of up to 30,580,866 shares or units (each unit consisting of one common share and one warrant) at then market prices (less allowable discounts) and upon such terms as may be approved by the directors of the Corporation. It is not the current intention of management to issue the entire number of shares authorized pursuant to the proposed resolution; however, it is the policy of the Canadian Venture Exchange ("CDNX") that the shareholders of the Corporation are required to approve a private placement (including warrants granted as part of such placement) if the number of shares to be issued to one placee, or to a group of placees who intend to vote their shares as a group, is equal to or greater than 20% of the number of the Corporation's shares outstanding after giving effect to the issuance of the private placement shares (including the exercise of any warrants attached thereto). In addition, shareholder approval is required if the private placement may result in or is part of a transaction involving a change in the effective control of the Corporation or the creation of a control block.

     Management considers that it is in the best interests of the Corporation to obtain a blanket authorization from the shareholders for additional private placements to be entered into during the next 12 months. Blanket approval may obviate the necessity of obtaining shareholder approval for each specific private placement, thereby reducing the time required to obtain regulatory approval therefore and decreasing the Corporation's administrative costs relating to such private placements.

     The private placements will only be negotiated if management believes the subscription price is reasonable in the circumstances and if the funds are required by the Corporation to continue or expand its activities. Each private placement transaction authorized hereunder will be made with placees who may or may not deal at arm's length with the Corporation; however, the subscription prices will comply with the policies of the CDNX. The following sets out the policy of the CDNX on pricing of private placements.

     In a private placement of equity shares, the purchase price shall not be less than the market price for those shares. The CDNX defines "market price" as being, subject to certain exceptions, the closing price of the company's listed shares on the trading day before the day the CDNX receives the news release or notice letter from the company's authorized agent (which must be on the agreement day and which, if a notice letter, must be followed as soon as possible by a news release) and if the securities are subject to an applicable hold period imposed under the Securities Regulation (which securities are required to be legended if the company is an Exchange Issuer), less the following discounts from the closing price:

     Closing  Price                              Discount
     --------------                              --------
     Up  to  $0.50                                  25%
    $0.51 to $2.00                                  20%
     above  $2.00                                   15%

and  not  be  less  than  $0.15  per  share.

     The CDNX defines "agreement day" as the day on which a private placement is agreed to by the listed company and all placees or, in the case of a brokered private placement, the day the listed company agrees to enter into an agency agreement with an agent with respect to the private placement.

     In the event that the shareholders do not pass the resolution authorizing the Corporation to issue such common shares by way of one or more private placement transactions with placees wherein the placees in each private placement may or may not deal at arm's length to the Corporation, the Corporation may be required to seek shareholder approval for private placements negotiated thereafter.

     An "ordinary resolution" means a resolution passed by the shareholders of the Corporation at a general meeting or by a simple majority of the votes cast in person or by proxy.

PROXIES RECEIVED IN FAVOUR OF MANAGEMENT WILL BE VOTED FOR THE APPROVAL AUTHORIZING THE CORPORATION TO ISSUE COMMON SHARES BY WAY OR ONE OR MORE PRIVATE PLACEMENT TRANSACTIONS UNLESS A SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE VOTED AGAINST SUCH RESOLUTION.

     iii)     APPOINTMENT  OF  AUDITORS

     Management proposes to nominate Silver Gold Glatt & Grosman LLP, Chartered Accountants, Toronto, Ontario, the present auditors, for reappointment as the auditors of the Corporation to hold office until the close of the next annual meeting of shareholders. It is intended that on any ballot that may be called relating to the appointment and remuneration of auditors, the Shares represented by proxies in favour of the named management nominees will be voted for the appointment of Silver Gold Glatt & Grosman LLP as auditors of the Corporation with remuneration to be fixed by the directors, unless a Shareholder specifies in his proxy that his Shares are to be withheld from voting in the appointment of auditors.

     iv)     AUDITED  FINANCIAL  STATEMENTS

     The financial statements for the fiscal year ended March 31, 2000 and the report of the auditors thereon will be submitted to the meeting of shareholders. Receipt at such meeting of the auditors' report and the Corporation's financial statements for its last completed fiscal period will not constitute approval or disapproval of any matters referred to therein.

ITEM  11.     MISCELLANEOUS

     The management of the Corporation knows of no amendments, variations or other matters which are likely to be brought before the Meeting. HOWEVER, IF ANY AMENDMENTS, VARIATIONS, OR OTHER MATTERS OF WHICH THE MANAGEMENT IS NOT NOW AWARE ARE PROPERLY PRESENTED TO THE MEETING FOR ACTION, IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY TO VOTE SAID PROXIES IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH MATTERS.

     The undersigned hereby certifies that the contents herein, and the sending hereof, have been approved by the Board of Directors of the Corporation for mailing to the shareholders, directors and auditors of the Corporation.

     Non-registered shareholders that wish to be placed on the Corporation's supplemental mailing list for interim reports are also requested to complete, sign and return the enclosed request form to Heritage Trust Company.

                                              BY ORDER OF THE BOARD OF DIRECTORS


August  28,  2000                                   (Signed)  John  A. van Arem,
                                        President  and  Chief  Executive Officer

                            DIGITAL ROOSTER. COM INC.
                            -------------------------

              PROXY FOR ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
              ----------------------------------------------------

                        SOLICITED ON BEHALF OF MANAGEMENT
                        ---------------------------------


The undersigned shareholder of Digital Rooster.com Inc. hereby appoints John A. van Arem, President and Chief Executive Officer, whom failing, Hubert Mockler, Director, whom failing, _________________________ as nominee of the undersigned to attend and act for and on behalf of the undersigned at the annual and special meeting of the shareholders of the Corporation to be held September 29, 2000 and at any adjournment(s) thereof and without limiting the general authority and power hereby given to such nominee, the shares represented by this proxy are specifically directed to be voted as indicated on the reverse side of this proxy.


                                        This proxy will be voted and where a choice is specified, will be voted as directed. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO ON THE REVERSE SIDE HEREOF.

                                        THIS  PROXY  ALSO  CONFERS DISCRETIONARY
                                        AUTHORITY  TO  VOTE  IN  RESPECT  OF ANY
                                        OTHER  MATTER  WHICH  MAY  PROPERLY COME
                                        BEFORE THE MEETING AND IN SUCH MANNER AS
                                        SUCH  NOMINEE  IN  HIS  JUDGMENT  MAY
                                        DETERMINE.

                                        A SHAREHOLDER HAS THE RIGHT TO APPOINT A
                                        PERSON  TO ATTEND AND ACT FOR HIM AND ON
                                        HIS BEHALF AT THE MEETING OTHER THAN THE
                                        PERSONS  DESIGNATED  IN  THIS  FORM  OF
                                        PROXY.  SUCH  RIGHT  MAY BE EXERCISED BY
                                        FILLING  THE  NAME OF SUCH PERSON IN THE
                                        BLANK  SPACE  PROVIDED  AND STRIKING OUT
                                        THE  NAMES  OF  MANAGEMENT'S  NOMINEES
                                        ABOVE.

                                        DATED  this  day  of,  2000.



                                             Signature  of  Shareholder

                                            Name  of  Shareholder  (print)


                                                 Number  of  Shares

NOTE:

(a) A person appointed as nominee to represent a shareholder need not be a shareholder.

(b) Where this proxy is signed by a corporation, its corporate seal must be affixed.


FOR [_] or WITHHOLD VOTE the election of directors nominated by management as set forth in the Management Information Circular.

FOR [_] or AGAINST the Corporation to entering into one or more private placement financing transactions with subscribers during the 12 month period, providing for the issuance of up to 30,580,866, shares or units (one unit consisting of one common share and one warrant) at then market prices (less allowable discounts) and upon such terms as may be approved by the directors of the Corporation, subject to regulatory approval and in compliance with the policies of the Canadian Venture Exchange

FOR  [_]  or  WITHHOLD  VOTE  authorizing the appointment of Silver Gold Glatt &
          Grosman LLP, Chartered Accountants, as auditors for the Corporation and authorizing the directors of the Corporation to fix their remuneration.